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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-88676, 333-09565, and 333-97652 of First Keystone Financial, Inc. on Form S-8 and Registration Statement No. 333-141970 of First Keystone Financial, Inc. on Form S-3 of our report dated December 28, 2006, relating to the consolidated financial statements of First Keystone Financial, Inc. as of September 30, 2006 and for the two years in the period ended September 30, 2006, included in the Annual Report on Form 10-K of First Keystone Financial, Inc. for the year ended September 30, 2007.


/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 27, 2007